EXHIBIT 10(b)
                              ACTUARIAL MEMORANDUM


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                              ACTUARIAL MEMORANDUM
                              --------------------

PHL VARIABLE INSURANCE COMPANY

FORM D609  - FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

This contract provides for payment of a deferred variable life expectancy annuity based on the accumulated Contract Value. The amount of the initial annuity payment will be based on the Contract Value and the life expectancy of the annuitant or the joint life expectancy of the annuitant and joint annuitant. Succeeding payments will be based on the investment experience of the Subaccounts , the Guaranteed Interest Account(GIA) and the Market Value Adjusted Guaranteed Interest Account(MVA) to which the Contract Value is allocated and the annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the annuitant and joint annuitant. The subsequent payments may be higher or lower than the initial payment.

PREMIUM PAYMENTS
----------------
Premium payments, less any applicable premium tax, are allocated to Subaccounts of a separate account, the GIA, and the MVA as directed by the contractholder. The available Subaccounts are the Subaccounts of the PHL Variable Insurance Company Variable Accumulation Separate Account (VA Account).

The GIA is accounted for as part of the General Account of PHL Variable Insurance Company. Interest is credited daily on the amounts held under the Guaranteed Interest Account at such rates as PHL Variable Insurance Company shall determine, but in no event will the effective annual rate of interest on such amounts be less than 3%.

The MVA is a Separate Account established by PHL Variable according to Connecticut law. The assets supporting PHL Variable's obligations based on allocations to the MVA are held in PHL Variable Separate Account MVA1 ("Separate Account MVA1"), which is a "nonunitized" separate account. Such obligations are based on the interest rates credited to allocations to the MVA and the terms of the Contract. These obligations do not depend on the investment performance of the assets in Separate Account MVA1. PHL Variable guarantees specified rates of interest for amounts allocated to the MVA for specified periods(Guarantee Period). The Guaranteed Rate offered will, in no event, be less than 3%.

The VA Account was established on December 7, 1994 as a Separate Account under Connecticut insurance law. The VA Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The assets of the VA Account are used to purchase, at net asset value, shares of the following funds:
The Phoenix Edge Series Fund, AIM Variable Insurance Funds, The Alger American Fund, Deutsche Asset Management VIT Funds, Federated Insurance Series, Fidelity(R) Variable Insurance Products, Franklin Templeton Variable Insurance Products Trust, The Universal Institutional Funds, Inc. and Wanger Advisors Trust.

DETERMINATION OF THE CONTRACT VALUE
-----------------------------------
The total Contract Value under this contract equals the sum of the values of the contract held in the Guaranteed Interest Account plus the values held in the MVA plus the values of the contract's Accumulation Units held in each of the Subaccounts of the VA Account.

DETERMINATION OF THE VALUE OF THE GIA
-------------------------------------
The value under the contract of the GIA is equal to the sum of all premium or transfer amounts applied to the Guaranteed Interest Account and all interest earned on these amounts less amounts withdrawn or transferred from this account and amounts used as payment of the Annual Administrative Charge. The interest credited will at least equal the guaranteed annual effective interest rate of 3%.

DETERMINATION OF THE VALUE OF THE (MVA)
---------------------------------------
The value under the contract of the MVA is equal to the sum of all premium or transfer amounts applied to the MVA and all interest earned on these amounts less amounts withdrawn or transferred from this account and amounts used as payment of the Annual Administrative Charge less any applicable market value adjustment. PHL Variable guarantees specified

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rates of interest for amounts allocated to the MVA for specified periods(Guarantee Period). The Guaranteed Rate offered will, in no event, be less than 3%.

MARKET VALUE ADJUSTMENT
-----------------------
Any withdrawal from the MVA will be subject to a Market Value Adjustment unless the effective date of the withdrawal is within 15 days before and after the end of a Guarantee Period. For this purpose, redemptions, transfers and maturity amounts are treated as withdrawals. The Market Value Adjustment will be applied to the amount being withdrawn after the deduction of any applicable Administrative Charge and before the deduction of any applicable Contingent Deferred Sales Charges (surrender charges). The Market Value Adjustment can be positive or negative. The amount being withdrawn after application of the Market Value Adjustment can be greater than or less than the amount withdrawn before the application of the Market Value Adjustment.

A Market Value Adjustment will not be applied upon the payment of the Death Benefit.

The Market Value Adjustment will reflect the relationship between the Current Rate (defined below) for the amount being withdrawn and the Guaranteed Rate. It is also reflective of the time remaining in the applicable Guarantee Period. Generally, if the Guaranteed Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will result in a lower payment upon withdrawal. Conversely, if the Guaranteed Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will produce a higher payment upon withdrawal.

The Market Value Adjustment applied to the amount being withdrawn is determined by using the following formula:

Market Value Adjustment

       = Amount x   [  1+ i   ] n/12-1
                    [_________]
                    [1+j+.0025]
where,

Amount, is the amount being withdrawn from a given accumulated amount less any applicable administrative charges.

i, is the Guaranteed Rate being credited to the amount subject to the Market Value Adjustment; and

j, is the Current Rate, which is the current interest rate, for new deposits with a Guarantee Period equal to the number of years remaining in the current Guarantee Period, rounded up to the next higher number of complete years; and

n, is the number of months rounded up to the next whole number from the date of the withdrawal or transfer to the end of the current Guarantee Period.

If the Company does not offer a Guarantee Period equal to the number of years remaining in the Guarantee Period, "j" will be determined by interpolation of the Guaranteed Rate for the Guarantee Periods then available.

DETERMINATION OF THE VALUE OF THE SUBACCOUNTS OF THE VA ACCOUNT
---------------------------------------------------------------
The value of a Subaccount of the VA Account is determined by multiplying the total number of units under the contract for that Subaccount by the Unit Value of the Subaccount. The total number of units under the contract for a Subaccount of the VA Account is equal to the number of units credited to the Subaccount by premium payment or transfer, minus the number of units released by transfers, withdrawals or payments of the Annual Administrative Charge. With each premium payment, withdrawal, administrative charge payment, or transfer, the number of units credited to or subtracted from a Subaccount will be determined by dividing the amount of the premium payment, withdrawal, administrative charge payment, or transfer applied to that Subaccount by the then current Unit Value of that Subaccount on the Valuation Date that coincides with the date of the transaction.

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The Unit Value of each Subaccount of the VA Account was set by us on the first
Valuation Date of the Subaccount. The current Unit Value of a Subaccount on any subsequent Valuation Date is determined by multiplying the Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

NET INVESTMENT FACTOR
---------------------
The Net Investment Factor for a Subaccount of the VA Account for a Valuation Period is equal to 1.000000 plus the applicable net investment rate. The net investment rate is determined by:

         (a) taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period; and

         (b) dividing the result of (a) by the value of the Subaccount at the beginning of the Valuation Period; and

         (c) for each calendar day in the Valuation Period, subtracting an amount equal to the daily Mortality and Expense Risk Fee plus the Daily Administration Fee, and plus the daily Tax Fee, if any.

STATUTORY RESERVE
-----------------
Reserves are calculated based on the NAIC Actuarial Guideline 33, or continuous CARVM methodology. We project the benefits using scenarios such as:

o Assume the contract holder exercises free withdrawals at every allowable time;
o Assume the contract holder surrenders the contract at the next anniversary, or each subsequent anniversary;
o Assume the contract holder holds the contract until all surrender charges have expired;
o Assume the contract holder exercises free withdrawals, then surrenders immediately, or at the next anniversary, or at each subsequent anniversary

We determine which scenario will produce the largest present value of projected benefits, and we calculate the reserve on a seriatim basis.

The statutory reserves during the accumulation period are equal to the sum of
(a) and (b) below:

         (a) a continuous CARVM reserve(as described above), but no less than the policy's surrender value;

         (b) an additional reserve based on the guaranteed death benefit chosen at issue. The additional reserve for each death benefit option are described below.

                  (1) OPTION 1(RETURN OF PREMIUM) AND OPTION 2(ANNUAL STEPUP)-
                      the additional reserve is calculated based on the Connecticut letter method. This reserve is calculated on a seriatum basis. It assumes a one-third drop in the account value, determines the exposure generated by such a drop and multiplies the exposure by a mortality rate based on the 1994 GAM Table.

                  (2) OPTION 3(RETURN OF PREMIUM WITH RELIEF BENEFIT AND ACCUMULATION ENHANCEMENT)- This reserve is calculated on a seriatum basis and is equal to the greater of (A) and (B) below.

                            (A)Connecticut letter method. This reserve is
                               calculated on a seriatum basis. It assumes a one-third drop in the account value, determines the exposure generated by such a drop and multiplies the exposure by a mortality rate based on the 1994 GAM Table.

                            (B)The Relief benefit reserve is equal to a
                               percentage(40% for issue ages less than 70, 25% for issue ages 70-75) of the Relief Amount multiplied by a mortality rate based on the 1994 GAM.

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                               The Accumulation Enhancement active life reserves
                               are determined for this policy based on the Full Net Level Method. The interest rate used throughout all years for this product is 4.5 percent. Mortality rates used are based on the 1983 GAM Table. Morbidity rates are a conservative modification of those used in pricing, which are based on incidence rates from the 1982-84 National Long Term Care Survey. Until reasonably reliable prospective estimates of charges and claims can be determined, a retrospective process will be used. This process will be monitored at least annually and refined to assure reserve adequacy.

If the contract is continued under an annuity option, the reserve equals the present value of all future annuity payments based on the last such payment and based on the Annuity 2000 table and an interest rate no greater than the maximum valuation interest rate as determined by the Standard Valuation Law for the appropriate contract type and issue year.

Under variable payout annuity Option L, the reserve will be the Contract Value held in the VA Account.

SURRENDER VALUE
---------------
At any time after the Contract Date, the owner may withdraw part or all of the contract's Surrender Value. The Surrender Value of the contract equals the Contract Value of the contract on the Valuation Date that coincides with the date of withdrawal minus any applicable surrender charge.

SURRENDER CHARGE
----------------
Any withdrawal in excess of 10% of the Contract Value will be subject to the following Surrender Charge (Contingent Deferred Sales Charge), expressed as a percentage of the amount withdrawn, up to a maximum of the total premiums paid. In the first contract year, the 10% withdrawal without a sales charge is determined based on the Contract Value on the date of the first partial withdrawal. In all subsequent years, the 10% will be based on the previous Contract anniversary value.

          Complete Years from                           Surrender Charge
          Premium Payment Date                             Percentage
          --------------------------------------------------------------
                   0                                           8%
                   1                                           7%
                   2                                           6%
                   3+                                          0%

The contingent deferred sales charge is applied to amounts withdrawn or surrendered up to the total of all premium payments less prior withdrawals for which a contingent deferred sales charge was paid. Following a partial withdrawal, the death benefit will be reduced by the same proportion as the Contract Value is reduced by the withdrawal.

The Units and amounts released for transfer or withdrawal will be determined on the First In, First Out (FIFO) basis.

In no event will the Surrender Charge applied exceed 9% of the total premiums paid on this contract.

ANNUAL ADMINISTRATIVE CHARGE
----------------------------
An Annual Administrative Charge is deducted at the end of each contract year from the Contract Value of the contract. This charge will never exceed $35 and each Subaccount bears a pro-rata share of this expense based on the Subaccount's proportionate Contract Value.

DAILY MORTALITY AND EXPENSE RISK FEE
------------------------------------
A Mortality and Expense Risk Fee is taken from each Subaccount of the VA Account in the calculation of the Net Investment Factor. The Mortality and Expense(M &
E) Risk Fee is taken daily and is based on the annual rate shown below.

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                                             Daily M & E     Annual M & E
                                             -----------     ------------

         Death Benefit Option 1                .00418%          1.525%
         Death Benefit Option 2                .00459%          1.675%
         Death Benefit Option 3                .00500%          1.825%

DAILY ADMINISTRATIVE FEE
------------------------
A Daily Administrative Fee is taken daily from each Subaccount of the VA Account in the calculation of the Net Investment Factor. The Daily Administrative Fee is 0.00034% which is based on an annual rate of 0.125%.

TRANSFER CHARGE
---------------
The Transfer Charge is $0.00. This charge is variable and we reserve the right to charge a transfer fee after the first twelve transfers in each contract year, not to exceed $20.00 per transfer. If we should do this we will notify the state insurance department and seek any required approval.

DAILY TAX FEE
-------------
A Tax Fee, if any, is taken daily against each Subaccount of the VA Account in such amount as appears on the Schedule Page of the contract.

PREMIUM TAX
-----------
The premium tax rate, if any, as of the Contract Date, is shown on the contract Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon remittance of the premium tax to the applicable state or municipality.

DEATH BENEFIT
-------------

              OPTION 1: STANDARD - RETURN OF PREMIUM
              -------------------------------------------------
              The death proceeds (less any deferred premium tax) equal the greater of:

                  a. 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); or

                  b. the Contract Value next determined following receipt of a certified copy of the death certificate.

              OPTION 2:  ANNUAL STEP-UP TO AGE 80
              -----------------------------------

              Where the eldest Owner has not yet attained age 80, the death proceeds (less any deferred premium tax) equal the greater of:

                  a. 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); or

                  b.       the "Annual Step-up Amount" (as defined below); or

                  c. the Contract Value next determined following receipt of a certified copy of the death certificate.

              On and after the eldest Owner's attained age 80, the death proceeds (less any deferred premium tax) equal the greater of:

                  a. the death benefit calculated at the end of the Contract Year prior to the eldest Owner's attained age 80, plus 100% of the premium payments less "Adjusted Partial Withdrawals" made since the end of the Contract Year prior to the eldest Owner's attained age 80;

                           or

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                  b.   the Contract Value next determined following receipt of a
                       certified copy of the death certificate.

                  ADJUSTED PARTIAL WITHDRAWALS

                  The Adjusted Partial Withdrawal is calculated for each partial withdrawal as the product of (a) times (b) where:

                  (a) is the ratio of the amount of the partial withdrawal to the Contract Value on the date of (but prior to) the partial withdrawal; and

                  (b) is the death benefit on the date of (but prior to) the partial withdrawal.


                  ANNUAL STEP-UP AMOUNT (FOR DEATH BENEFIT OPTION 2)

                  In the first contract year, the Annual Step-up Amount is equal to 100% of premium payments less "Adjusted Partial Withdrawals".

                  In the second contract year or any subsequent contract year, the Annual Step-up Amount is equal to the greater of:

             1. the Annual Step-up Amount at the end of the previous contract year, plus 100% of premium payments made since the end of the previous contract year, less "Adjusted Partial Withdrawals" made since the end of the previous contract year;

                           or

             2.   the Contract Value.

DEATH BENEFIT - OPTION 3 RELIEF DEATH BENEFIT WITH ACCUMULATION ENHANCEMENT This death benefit is based on the age of the Owner on the Contract Date. If there is more than one Owner, it is based on the age of the eldest Owner.

If the Owner has not attained age 70 on the Contract Date, the death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); and

B is the Contract Value next determined following receipt of a certified death certificate at our annuity operations division, plus 40% of the Relief Amount (as defined below).

If the Owner has attained age 70 but not yet attained age 76 on the Contract Date, the death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); and

B is the Contract Value next determined following receipt of a certified death certificate at our annuity operations division, plus 25% of the Relief Amount (as defined below).

If the contract is not owned by a natural person, the age of the Primary Annuitant on the Contract Date will be used to calculate the death benefit.

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If the spouse elects to continue the contract under Death Benefit Option 3, the death benefit under the continued contract will be calculated using the surviving spouse's attained age as of the date we continue the contract.

RELIEF AMOUNT
The Relief Amount is equal to the Contract Value less Modified Premium Payments (as defined below), not to exceed the following maximum amount:

If eldest Owner has not attained age 70 on the Contract Date, the maximum Relief Amount is 200% multiplied by (A minus B minus C), where:

A is sum of Modified Premium Payments made prior to the date the death benefit is calculated.
B is the sum of premium payments made during the 12 months prior to date of the death benefit is calculated.
C is the sum of Monthly Benefits (as defined below) credited to Contract Value.

If eldest Owner has attained age 70 but not yet attained age 76 on the Contract Date, the maximum Relief Amount is 100% multiplied by (A minus B minus C), where:

A is the sum of Modified Premium Payments made prior to the date the death benefit is calculated.
B is the sum of premium payments made during the 12 months prior to date of calculation.
C is the sum of Monthly Benefits (as defined below) credited to Contract Value.

MODIFIED PREMIUM PAYMENTS
Modified Premium Payments are equal to the following:

The sum of all premium payments plus Monthly Benefits credited to Contract Value, if any;

minus

2. the amount that each partial withdrawal exceeds the difference, at the time of each partial withdrawal, between: (1) the Contract Value prior to the partial withdrawal, and (2) the Modified Premium Payments prior to the partial withdrawal. If the partial withdrawal does not exceed this difference, or if there are no partial withdrawals, this value is zero. Partial withdrawals are taken from earnings first, then from the premium payments in the order they were received.

ADJUSTED PARTIAL WITHDRAWALS
The sum of all Adjusted Partial Withdrawals when each is calculated as the product of A multiplied by B where:

A        is the ratio of the amount of the partial withdrawal to the Contract
Value on the date of (but prior to) the partial withdrawal; and

B        is the death benefit on the date of (but prior to) the partial withdrawal.

MONTHLY BENEFIT
The monthly amount credited to the Contract Value when a claim under the Accumulation Enhancement is being paid.

ELIGIBILITY FOR ACCUMULATION ENHANCEMENT (AE)
You may be eligible for the Accumulation Enhancement (AE) under Death Benefit Option 3 (described below). If there is more than one Owner, the AE is available to any Owner but only one AE claim will be paid under this contract. The AE is not available in Contract Year 1 and is not available after the Maturity Date.

To apply for the AE, the Owner must provide Written Notice to Us that the Covered Person has completed the

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Qualification Period.

The Covered Person means the Owner. The Covered Person will mean the Primary Annuitant if the contract is not owned by a natural person. The Covered Person must be less than age 91 at the time the Qualification Period expires in order to qualify for the AE.

THE QUALIFICATION PERIOD
The Qualification Period is 120 consecutive days of confinement to a Nursing Home or Assisted Care Living Facility which commences anytime after the first Contract Year has expired but prior to the Maturity Date and prior to the Covered Person attaining age 91. Any day the Covered Person is confined during the first Contract Year will not count towards satisfaction of the Qualification Period. The Nursing Home or Assisted Care Living Facility must be located within the 50 jurisdictions of the United States.

CALCULATION OF ACCUMULATION ENHANCEMENT (AE) AND CREDIT TO CONTRACT VALUE
The AE is calculated only once. The AE is calculated as of the first Valuation Date after the Qualification Period has expired, regardless of when We receive Written Notice that the Qualification Period has expired.

If the Owner has not attained age 70 on the Contract Date, the AE will equal 40% of the Relief Amount. If the Owner has attained age 70 but not yet attained age 76 on the Contract Date, the AE will equal 25% of the Relief Amount. The Relief Amount is defined above. For all contracts issued by the Us or an affiliated company, the maximum AE (or similar enhancement) amount We will pay with respect to a Covered Person is $750,000.

Each month for 50 consecutive months, two percent (2%) of the AE will be credited to the Contract Value, provided the Covered Person is still living. This monthly amount credited to the Contract Value is called the Monthly Benefit. Since the AE is calculated as of the first Valuation Date after the Qualification Period has expired, there could be a retroactive Monthly Benefit(s) credited to the Contract Value. At the end of the 50 consecutive months, the entire AE amount will have been credited and Monthly Benefits will cease

TERMINATION OF ACCUMULATION ENHANCEMENT (AE) The AE terminates on the earliest of the following:
the date the AE maximum amount (as described above) is exhausted;
the date the contract terminates for any reason; the date of the Covered Person's death;
the date the Annuitant changes if the Covered Person is the Annuitant;
the Maturity Date.

DEFINITIONS:

ASSISTED CARE LIVING FACILITY means a facility which is licensed or certified by the jurisdiction in which it is located and is operating to provide care to 10 or more persons; and meets the following:

(1)has a 24-hour on-site staff to provide care and services sufficient to support the Covered Person's needs;
(2)has established procedures for obtaining appropriate aid in the event of a medical emergency; and
(3)makes a charge, including room and board for such care and services.

NURSING HOME means a free-standing facility or distinct part of a facility (including a ward, wing, or swing-bed unit of a hospital or other facility) which is licensed or certified, if required, by the jurisdiction in which it is located; and meets the following:

(1)provides skilled or intermediate care by one or more of the following health care professionals: registered nurse, licensed vocational nurse, licensed practical nurse, physical therapist, occupational therapist, speech therapist, respiratory therapist, licensed medical social worker or registered dietitian.

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(2)provides services performed by or under the immediate supervision of a registered nurse, licensed practical nurse or licensed vocational nurse, on-site twenty-four (24) hours per day.

Assisted Care Living Facility or Nursing Home do not include any facility located on the premises of, or that has arrangements with: a retirement home, residential living facility or continuing care retirement community to provide care and services to their residents.

Assisted Care Living Facility or Nursing Home does not mean:

o    a hospital or clinic;
o    a rehabilitation hospital or facility;
o the Covered Person's primary place of residence including independent living units in a continuing care retirement community or similar facility; or
o a facility for the treatment of alcoholism, drug addiction, or mental illness or disorders.


ANNUITY BENEFIT AT MATURITY
---------------------------
Unless the owner elects an alternative payment option or receives the contract's surrender value in a lump sum on or before the Maturity Date, the Contract Value less any premium tax due on the Maturity Date will be applied to provide a variable life expectancy annuity based on the Annuitant's age and sex under Payment Option A Life Annuity with 10 year period certain. Upon the death of the Annuitant(and Joint Annuitant, if there is a Joint Annuitant), the remaining Contract Value will be paid in a lump sum to the Annuitant's beneficiary.

ANNUITY PAYMENT OPTIONS
-----------------------

CALCULATION OF FIXED ANNUITY PAYMENTS
Under Options A, B, D, E and F, rates are based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040 and an interest rate of 3%. Under Options G and H, the guaranteed interest rate is 3%.

CALCULATION OF VARIABLE ANNUITY PAYMENTS
Under Options I, J, K, M and N, the amount of the first payment is equal to the amount held under the selected option in each Subaccount, divided by $1,000 and then multiplied by the applicable payment option rate. The first payment equals the sum of the amounts provided by each Subaccount.

In each Subaccount, the number of fixed annuity Units is determined by dividing the amount of the initial payment provided by that Subaccount by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date. Thereafter, the number of fixed Annuity Units in each Subaccount remains unchanged unless You transfer funds to or from the Subaccount. If You transfer funds to or from a Subaccount, the number of fixed Annuity Units will change in proportion to the change in value of the Subaccount as a result of the transfer. The number of fixed Annuity Units will change effective with the transfer, but will remain fixed in number following the transfer.

Second and subsequent payments are determined by multiplying the number of fixed Annuity Units for each Subaccount by the Annuity Unit Value for that Subaccount on the Payment Calculation Date. The total payment will equal the sum of the amounts provided by each Subaccount. The amount of second and subsequent payments will vary with the investment experience of the Subaccounts and may be either higher or lower than the first payment.

Under Option L, We determine the amount of the annual distribution by dividing the amount of Contract Value held under this option as of the payment calculation date by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

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Under Options I, J, M and N, the applicable payment option rate used to determine the first payment amount will not be less than the rate based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040, with continued projection thereafter and the Assumed Investment Rate.

Under Option K, the payment option rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

We guarantee that neither expenses actually incurred, other than taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.

OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
A fixed payout annuity payable monthly while the Annuitant is living or, if later, the end of the specified period certain. The period certain may be specified as 5, 10, or 20 years. The period certain must be specified at the time this option is elected.

OPTION B - NON-REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OPTION D - JOINT AND SURVIVORSHIPLIFE ANNUITY
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living. You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION E - INSTALLMENT REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. If the Annuitant dies before the annuity payments made under this option total an amount which refunds the entire amount applied under this option, we will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION G - PAYMENTS FOR A SPECIFIED PERIOD
A fixed payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary.

OPTION H - PAYMENTS OF A SPECIFIED AMOUNT
Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I - VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A variable payout annuity payable monthly while the Annuitant is living or, if later, for ten years. If the beneficiary of any death benefits payable under this contract elects this payment option, the period certain will equal the shorter of 10 years and the life expectancy of such beneficiary.

OPTION J - JOINT SURVIVORSHIP VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN A variable payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K - VARIABLE ANNUITY FOR SPECIFIED PERIOD
A variable payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this payment option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of fixed Annuity Units in each Subaccount and affect the amount of future payments.

OPTION L - VARIABLE LIFE EXPECTANCY ANNUITY
This option provides a variable income which is payable over the Annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value and affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if applicable), the remaining Contract Value will be paid in a lump sum to the beneficiary.

OPTION M - UNIT REFUND VARIABLE LIFE ANNUITY
This option provides variable monthly payments as long as the Annuitant lives. In the event of the death of the Annuitant, the monthly payments will stop and the beneficiary will receive a lump payment equal to the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount will be calculated as follows:

(1) the net amount in the Subaccount applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date, minus

(2) the sum of the Annuity Units released from the Subaccount to make the payments under this option.

You may not transfer any assets under Option M, unless We agree otherwise.

OPTION N - VARIABLE NON-REFUND LIFE ANNUITY
A variable payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit, or refund is payable after the death of the Annuitant.

OTHER OPTIONS
We may offer other annuity payment options or alternative versions of the options listed above.

PAYMENT OPTION TABLES AND RATES

The tables in this section show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K M and N for each $1,000 applied. These rates are based on the Annuitant's age and sex. If Our rates in effect on the first Payment Calculation Date are more favorable, We will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods, ages and any current rate information not shown will be provided upon request.

The term "age" as used in the tables refers to the actual age of the Annuitant on the first Payment Calculation Date.

OPTIONS A & E--LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT REFUND LIFE ANNUITY
------------ --------------------------- -------------------------- -------------------------
                 INSTALLMENT REFUND          10 YEARS CERTAIN           20 YEARS CERTAIN
------------ --------------------------- -------------------------- -------------------------
    AGE          MALE         FEMALE        MALE         FEMALE        MALE        FEMALE
------------ ------------- ------------- ------------ ------------- ------------ ------------
    40          $3.28         $3.15         $3.32        $3.17         $3.31        $3.16
------------ ------------- ------------- ------------ ------------- ------------ ------------
    45           3.44          3.28         3.51          3.31         3.48         3.30
------------ ------------- ------------- ------------ ------------- ------------ ------------
    50           3.64          3.45         3.73          3.50         3.69         3.48
------------ ------------- ------------- ------------ ------------- ------------ ------------
    55           3.88          3.66         4.02          3.73         3.94         3.70
------------ ------------- ------------- ------------ ------------- ------------ ------------
    60           4.18          3.92         4.39          4.03         4.23         3.96
------------ ------------- ------------- ------------ ------------- ------------ ------------
    65           4.56          4.25         4.88          4.43         4.56         4.29
------------ ------------- ------------- ------------ ------------- ------------ ------------
    70           5.03          4.68         5.50          4.96         4.90         4.66
------------ ------------- ------------- ------------ ------------- ------------ ------------
    75           5.63          5.24         6.24          5.66         5.19         5.03
------------ ------------- ------------- ------------ ------------- ------------ ------------
    80           6.40          5.97         7.12          6.55         5.41         5.33
------------ ------------- ------------- ------------ ------------- ------------ ------------
    85           7.43          6.96         8.06          7.60         5.50         5.48
------------ ------------- ------------- ------------ ------------- ------------ ------------


                    OPTION B--NON-REFUND LIFE ANNUITY

                --------------- ------------ ------------
                      AGE           MALE        FEMALE
                --------------- ------------ ------------
                       40          $3.33        $3.17
                --------------- ------------ ------------
                       45           3.51         3.32
                --------------- ------------ ------------
                       50           3.75         3.50
                --------------- ------------ ------------
                       55           4.05         3.74
                --------------- ------------ ------------
                       60           4.44         4.05
                --------------- ------------ ------------
                       65           4.97         4.46
                --------------- ------------ ------------
                       70           5.70         5.03
                --------------- ------------ ------------
                       75           6.68         5.85
                --------------- ------------ ------------
                       80           8.05         7.02
                --------------- ------------ ------------
                       85           10.03        8.77
                --------------- ------------ ------------


                  OPTION D--JOINT AND SURVIVORSHIP LIFE ANNUITY

----------------------------------------------------------------------------------------------
FEMALE                                      MALE AGE
----------------------------------------------------------------------------------------------
 AGE        40        45         50          55         60         65        70        75
----------------------------------------------------------------------------------------------
  40      $3.04     $3.08      $3.11       $3.13      $3.14      $3.15     $3.16     $3.16
----------------------------------------------------------------------------------------------
  45       3.11      3.16       3.21        3.24       3.27       3.28      3.30      3.30
----------------------------------------------------------------------------------------------
  50       3.16      3.24       3.31        3.37       3.41       3.44      3.47      3.48
----------------------------------------------------------------------------------------------
  55       3.21      3.31       3.41        3.50       3.58       3.63      3.67      3.70
----------------------------------------------------------------------------------------------
  60       3.24      3.37       3.50        3.63       3.75       3.84      3.92      3.97
----------------------------------------------------------------------------------------------
  65       3.27      3.41       3.57        3.74       3.91       4.07      4.20      4.30
----------------------------------------------------------------------------------------------
  70       3.29      3.45       3.63        3.84       4.07       4.30      4.51      4.69
----------------------------------------------------------------------------------------------
  75       3.30      3.47       3.67        3.91       4.19       4.50      4.83      5.13
----------------------------------------------------------------------------------------------


           OPTION F--JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

---------------------------------------------------------------------------------------------
FEMALE                                          MALE AGE
---------------------------------------------------------------------------------------------
 AGE        40          45         50         55        60         65        70        75
---------------------------------------------------------------------------------------------
  40      $3.04       $3.08      $3.11      $3.13     $3.14      $3.15     $3.16     $3.16
---------------------------------------------------------------------------------------------
  45       3.11        3.16       3.21       3.24      3.27       3.28      3.30      3.30
---------------------------------------------------------------------------------------------
  50       3.16        3.24       3.31       3.37      3.41       3.44      3.47      3.48
---------------------------------------------------------------------------------------------
  55       3.21        3.31       3.41       3.50      3.58       3.63      3.67      3.70
---------------------------------------------------------------------------------------------
  60       3.24        3.37       3.50       3.63      3.75       3.84      3.92      3.97
---------------------------------------------------------------------------------------------
  65       3.27        3.41       3.57       3.74      3.91       4.07      4.20      4.29
---------------------------------------------------------------------------------------------
  70       3.29        3.45       3.63       3.84      4.07       4.30      4.51      4.68
---------------------------------------------------------------------------------------------
  75       3.30        3.47       3.67       3.91      4.19       4.50      4.81      5.10
---------------------------------------------------------------------------------------------

        OPTION G--PAYMENTS FOR A SPECIFIED PERIOD

-------------------- ----------------- ------------------
                          ANNUAL            MONTHLY
  NUMBER OF YEARS      INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5               $211.99            $17.91
-------------------- ----------------- ------------------
         6                179.22             15.14
-------------------- ----------------- ------------------
         7                155.83             13.16
-------------------- ----------------- ------------------
         8                138.31             11.68
-------------------- ----------------- ------------------
         9                124.69             10.53
-------------------- ----------------- ------------------
        10                113.82             9.61
-------------------- ----------------- ------------------
        11                104.93             8.86
-------------------- ----------------- ------------------
        12                97.54              8.24
-------------------- ----------------- ------------------
        13                91.29              7.71
-------------------- ----------------- ------------------
        14                85.95              7.26
-------------------- ----------------- ------------------
        15                81.33              6.87
-------------------- ----------------- ------------------
        16                77.29              6.53
-------------------- ----------------- ------------------
        17                73.74              6.23
-------------------- ----------------- ------------------
        18                70.59              5.96
-------------------- ----------------- ------------------
        19                67.78              5.73
-------------------- ----------------- ------------------
        20                65.26              5.51
-------------------- ----------------- ------------------
        25                55.76              4.71
-------------------- ----------------- ------------------
        30                49.53              4.18
-------------------- ----------------- ------------------


OPTION I--VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

          --------------- ------------ ------------
               AGE           MALE        FEMALE
          --------------- ------------ ------------
                40          $4.15        $4.02
          --------------- ------------ ------------
                45           4.29         4.12
          --------------- ------------ ------------
                50           4.40         4.27
          --------------- ------------ ------------
                55           4.73         4.46
          --------------- ------------ ------------
                60           5.06         4.71
          --------------- ------------ ------------
                65           5.51         5.05
          --------------- ------------ ------------
                70           6.08         5.52
          --------------- ------------ ------------
                75           6.79         6.17
          --------------- ------------ ------------
                80           7.65         6.99
          --------------- ------------ ------------
                85           8.57         7.98
          --------------- ------------ ------------


OPTION J--JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-----------------------------------------------------------------------------------------------
FEMALE                                       MALE AGE
 AGE        40        45         50        55         60         65         70       75
-----------------------------------------------------------------------------------------------
  40      $3.92     $3.94      $3.96     $3.98      $3.99      $4.00      $4.00     $4.01
-----------------------------------------------------------------------------------------------
  45       3.96      4.00       4.03      4.06       4.08       4.09       4.10      4.11
-----------------------------------------------------------------------------------------------
  50       4.00      4.05       4.10      4.15       4.18       4.21       4.23      4.24
-----------------------------------------------------------------------------------------------
  55       4.03      4.10       4.18      4.24       4.30       4.35       4.39      4.41
-----------------------------------------------------------------------------------------------
  60       4.06      4.15       4.25      4.34       4.43       4.52       4.58      4.63
-----------------------------------------------------------------------------------------------
  65       4.09      4.19       4.31      4.44       4.57       4.70       4.81      4.90
-----------------------------------------------------------------------------------------------
  70       4.11      4.22       4.36      4.53       4.70       4.89       5.07      5.22
-----------------------------------------------------------------------------------------------
  75       4.12      4.75       4.41      4.60       4.82       5.07       5.34      5.59
-----------------------------------------------------------------------------------------------


OPTION K--VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD

-------------------- ----------------- ------------------
  NUMBER OF                ANNUAL            MONTHLY
    YEARS               INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
      5                   $217.98             $18.53
-------------------- ----------------- ------------------
      6                    185.53             15.77
-------------------- ----------------- ------------------
      7                    162.39             13.81
-------------------- ----------------- ------------------
      8                    145.08             12.34
-------------------- ----------------- ------------------
      9                    131.65             11.19
-------------------- ----------------- ------------------

-------------------- ----------------- ------------------
  NUMBER OF                ANNUAL            MONTHLY
    YEARS               INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
     10                    120.94             10.28
-------------------- ----------------- ------------------
     11                    112.20             9.54
-------------------- ----------------- ------------------
     12                    104.94             8.92
-------------------- ----------------- ------------------
     13                     98.83             8.40
-------------------- ----------------- ------------------
     14                     93.61             7.96
-------------------- ----------------- ------------------
     15                     89.10             7.58
-------------------- ----------------- ------------------
     16                     85.18             7.24
-------------------- ----------------- ------------------
     17                     81.74             6.95
-------------------- ----------------- ------------------
     18                     78.70             6.69
-------------------- ----------------- ------------------
     19                     75.99             6.46
-------------------- ----------------- ------------------
     20                     73.57             6.25
-------------------- ----------------- ------------------
     25                     64.53             5.49
-------------------- ----------------- ------------------
     30                     58.75             5.00
-------------------- ----------------- ------------------


OPTION M--VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND

         --------------- ------------ ------------
              AGE            MALE        FEMALE
         --------------- ------------ ------------
               40           $4.12        $4.01
         --------------- ------------ ------------
               45            4.25         4.11
         --------------- ------------ ------------
               50            4.42         4.24
         --------------- ------------ ------------
               55            4.64         4.41
         --------------- ------------ ------------
               60            4.92         4.64
         --------------- ------------ ------------
               65            5.28         4.94
         --------------- ------------ ------------
               70            5.74         5.33
         --------------- ------------ ------------
               75            6.32         5.86
         --------------- ------------ ------------
               80            7.07         6.55
         --------------- ------------ ------------
               85            8.01         7.43
         --------------- ------------ ------------

 OPTION N--VARIABLE PAYMENT LIFE ANNUITY
         --------------- ------------ ------------
              AGE           MALE        FEMALE
         --------------- ------------ ------------
               40           $4.15        $4.02
         --------------- ------------ ------------
               45           4.30         4.13
         --------------- ------------ ------------
               50           4.50         4.27
         --------------- ------------ ------------
               55           4.76         4.47
         --------------- ------------ ------------
               60           5.11         4.73
         --------------- ------------ ------------
               65           5.60         5.09
         --------------- ------------ ------------
               70           6.29         5.60
         --------------- ------------ ------------
               75           7.20         6.34
         --------------- ------------ ------------
               80           8.49         7.41
         --------------- ------------ ------------
               85           10.30        8.98
         --------------- ------------ ------------


--------------------------------------------------------------------------------
John L. Grucza, FSA, MAAA                                    Date
Associate Actuary